Exhibit 10.1

Consulting Agreement

This Consulting Agreement (the “Agreement”) is made and effective this January 1, 2009.

BETWEEN:

Thomas J. Manning (the “Consultant”), a United States Citizen with passport number;

AND:

AsiaInfo Holdings, Inc. (the “Company”), a corporation organized and existing under the laws of the Delaware.

In the event of a conflict in the provisions of any attachments hereto and the provisions set forth in this Agreement, the provisions of such attachments shall govern. In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.	RECITALS

a. Consultant has expertise in the area of the Company’s business and is willing to provide consulting services to the Company.

b. The Company is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

c. The Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which the Company considers vital to its business and goodwill.

d. The Proprietary Information will necessarily be communicated to or acquired by Consultant in the course of providing consulting services to the Company, and the Company desires to obtain the services of Consultant, only if, in doing so, it can protect its Proprietary Information and goodwill.

2.	SERVICES

Consultant agrees to perform for Company the services listed in Exhibit A – Innovation Committee Project, attached hereto and executed by both Company and Consultant. Such services are hereinafter referred to as “Services” or “Service”. Company agrees that consultant shall have ready access to Company’s staff and resources as necessary to perform the Consultant’s services provided for by this contract.

3.	CONSULTING PERIOD

3.1. Basic Term

The Company hereby retains the Consultant and Consultant agrees to render to the Company those services described in Exhibit A for the period (the “Consulting Period”) commencing on the date of this Agreement and ending on (i) February 9, 2009. The Company shall pay the Consultant the compensation to which it is entitled under Section 5 through the end of the Consulting Period, and, thereafter, the Company’s obligations hereunder shall end.

4.	COMPENSATION

In consideration of the services to be rendered hereunder, including, without limitation, services to any Affiliated Company, Consultant shall be paid US$50,000 dollars, inclusive of out-of-pocket expenses, payable at the time and pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement.

5.	INVOICING

Company shall pay the amounts agreed to herein upon receipt of invoices which shall be sent by Consultant, and Company shall pay the amount of such invoices to Consultant.

6.	TERMINATION OF CONSULTING RELATIONSHIP

At any time, either the Company or the Consultant may terminate, without liability, the Consulting Period for any reason, with or without cause, by giving 7 day’s advance written notice to the other party.

7.	TERMINATION OBLIGATIONS

Consultant hereby acknowledges and agrees that all property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Proprietary Information (as defined below), and equipment furnished to or prepared by Consultant in the course of or incident to its rendering of services to the Company, including, without limitation, records and any other materials pertaining to Invention Ideas (as defined below), belong to the Company and shall be promptly returned to the Company upon termination of the Consulting Period. Following termination, Consultant will not retain any written or other tangible material containing any Proprietary Information. The representations and warranties contained herein and Consultant’s obligations under Sections 5, 6, and 7 shall survive termination of the Consulting Period and the expiration of this Agreement.

8.	CONFIDENTIAL INFORMATION

Each party hereto (“Such Party”) shall hold in trust for the other party hereto (“Such Other Party”), and shall not disclose to any non-party to the Agreement, any confidential information of such Other Party. Confidential information is information which relates to Such Other Party’s research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties of ordinary skill in computer systems design and programming. Consultant hereby acknowledges that during the performance of this contract, the Consultant may learn or receive confidential Company information and therefore Consultant hereby confirms that all such information relating to the client’s business will be kept confidential by the Consultant, except to the extent that such information is required to be divulged to the consultant’s clerical or support staff or associates in order to enable Consultant to perform Consultant’s contract obligation.

a) Consultant agrees not to disclose or use, except as required in Consultant’s duties, at any time, any information disclosed to or acquired by Consultant during the term of this contract. Consultant shall disclose promptly to Company all inventions, discoveries, formulas, processes, designs, trade secretes, and other useful technical information and know-how made, discovered, or developed by Consultant (either alone or in conjunction with any other person) during the term of this contract. Consultant agrees that he shall not, without the written consent of Company, disclose to third parties or use for his own financial benefit or for the financial or other benefit of any competitor of Company, any information, data, and know-how, manuals, disks, or otherwise, including all programs, decks, listings, tapes, summaries of any papers, documents, plans, specifications, or drawings.

b) Consultant shall take all reasonable precautions to prevent any other person with whom Consultant is or may become associated from acquiring confidential information at any time.

c) Consultant agrees that all confidential information shall be deemed to be and shall be treated as the sole and exclusive property of Company.

9.	ENFORCEABLE

The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of the Consultant against the Company whether predicated on this Agreement or otherwise.

10.	REPRESENTATIONS AND WARRANTIES

Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant’s undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that Consultant has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

11.	INJUNCTIVE RELIEF

The Consultant acknowledges that disclosure of any Confidential Information by him will give rise to irreparable injury to the Company or the owner of such information, inadequately compensable in damages. Accordingly, the Company or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. The Consultant further acknowledges and agrees that in the event of the termination of this Agreement his experience and capabilities are such that he can obtain a consulting arrangement or employment in business activities which are either (1) of a different or non-competing nature with his activities as a consultant for the Company, or (2) are carried on in a different geographic location; and that the enforcement of a remedy hereunder by way of injunction will not prevent him from earning a reasonable livelihood.

The Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s legitimate business interest and are reasonable in scope and content.

12.	COMPLETE AGREEMENT

This agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreement, representations, warranties or other matters, oral or written, purportedly agreed to or represented by or on behalf of Consultant by any of its employees or agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Company acknowledges that it is entering into this Agreement solely on the basis of the representation contained herein.

13.	INDEMNIFICATION

Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting there from, including court costs and reasonable attorneys’ fees, arising out of or relating to the services performed by Consultant under this Agreement or the representations and warranties made by Consultant pursuant to paragraph 7 hereof. Consultant’s obligations under this paragraph 8 hereof shall survive the termination, for any reason, of this Agreement.

14.	ATTORNEY’S FEES

Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such litigation from the party or parties against whom enforcement was sought.

15.	NONWAIVER

No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

16.	REMEDY FOR BREACH

The parties hereto agree that, in the event of breach or threatened breach of the Agreement, the damage or imminent damage to the value and the goodwill of the Company’s business will be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Consultant in the event of any breach or threatened breach by Consultant, in addition to any other relief (including damages and the right of the Company to stop payments hereunder which is hereby granted) available to the Company under this Agreement or under law.

17.	SEVERABILITY; ENFORCEMENT

If any provision of this Agreement, or the application thereof to any person, place, or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other person, places, and circumstances shall remain in full force and effect.

18.	NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at: AsiaInfo, 4/F, Zhongdian Information Tower No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P.R.China, or to the Consultant at: Thomas J. Manning, Hong Kong Parkview, Tower 1, Suite 1803, 88 Tai Tam Reservoir Road, Hong Kong. Notice of change of address shall be effective only when don in accordance with this Section.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

COMPANY: (Seal): AsiaInfo Holdings, Inc.
/s/ James Ding

CONSULTANT: /s/ Thomas J. Manning